Exhibit 15
                                                              ----------





     August 12, 1997





     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     Dear Sirs:

     We are aware that Consolidated Rail Corporation has incorporated by reference our report dated July 16, 1997
     (issued pursuant to the provisions of Statement on Auditing
     Standards No. 71) in the Prospectus constituting part of the:

         Registration Statement on Form S-3 No. 33-34040

         Registration Statement on Form S-3 No. 33-64670.

     We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated July 16, 1997 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     Yours very truly,




     PRICE WATERHOUSE LLP
     Thirty South Seventeenth Street
     Philadelphia, PA 19103

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